                                                                  EXHIBIT (A)(6)


                                     Optionee Activity Status
Avici Systems Inc.                   All Plans
101 Billerica Avenue                 All Types
North Billerica, MA 01862            All Grants
                                     As of September    , 2001

[Name]

                                              Print Date:
[Address]                                     Tax ID:
                                              Location:
                                              Department:

                                           Subject to Expired or             Outstanding Outstanding
 Type   Date Price Shares Vested Exercised Repurchase Cancelled  Outstanding  Un-vested  Exercisable
 ----   ---- ----- ------ ------ --------- ---------- ---------- ----------- ----------- -----------

------  ---   ---   ---    ---      ---       ---        ---         ---         ---         ---
Totals

   If your employment is terminated, Outstanding Un-Vested shares as of the date of termination are automatically cancelled.